As filed with the Securities and Exchange Commission on August 15, 2003
Registration No. 333-108006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NOVAVAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2816046
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
508 Lapp Road
Malvern, PA 19355
(484) 913-1200
(Address, including zip code, and telephone number, of registrant’s principal executive offices)
Rahul Singhvi
President and Chief Executive Officer
Novavax, Inc.
508 Lapp Road
Malvern, PA 19355
(484) 913-1200
(Name, address, including zip code, and telephone number, of agent for service of process)
With a copy to:
David A. White, Esq.
White White & Van Etten LLP
55 Cambridge Parkway
Cambridge, Massachusetts 02142
(617) 225-6900
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     On August 15, 2003, Novavax, Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-3, File No. 333-108006 (as later amended by that certain Post Effective Amendment No. 1 as filed on November 12, 2003, the “Registration Statement’) pertaining to the registration of shares of its common stock, par value $.01 per share, that it proposed to sell in one or more offerings with a maximum aggregate offering price of $50,000,000, of which $324,998 of shares remains unsold. The Registrant now desires to terminate the offering and, pursuant to an undertaking in accordance with Item 512(a) of Regulation S-K contained in the Registration Statement, the Registrant hereby requests deregistration of the $324,998 of shares of the Registrant’s common stock previously registered under the Registration Statement that remains unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania on January 17, 2006.

NOVAVAX, INC.
By:	/s/ Rahul Singhvi
Rahul Singhvi, President and
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rahul Singhvi and Dennis W. Genge and each or any one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection wherewith, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Rahul Singhvi Rahul Singhvi	President, Chief Executive Officer and Director	January 17, 2006

/s/ Dennis W. Genge	Vice President, Treasurer and	January 17, 2006
Dennis W. Genge	Chief Financial Officer (Principal
Financial and Accounting Officer)

NAME	TITLE	DATE

/s/ Gary C. Evans	Chairman of the Board	January 11, 2006
Gary C. Evans

/s/ Mitchell J. Kelly	Director	January 17, 2006
Mitchell J. Kelly

/s/ J. Michael Lazarus	Director	January 17, 2006
J. Michael Lazarus, M.D.

/s/ John O. Marsh, Jr.	Director	January 17, 2006
John O. Marsh, Jr.

/s/ Michael A. McManus	Director	January 17, 2006
Michael A. McManus

/s/ Denis M. O’Donnell	Director	January 17, 2006
Denis M. O’Donnell, M.D.